Exhibit 10.32

NON-QUALIFIED STOCK OPTION

For [number of shares] Shares

To Purchase Common Stock of

THE COOPER COMPANIES, INC.

Issued Pursuant to The Cooper Companies, Inc.

2007 Long Term Incentive Plan (“the Plan”)

THIS CERTIFIES that on [date of grant] [Name] (the “Holder”) was granted an option (the “Option”) to purchase at the price of $[100% of Fair Market Value defined as the closing price of the Company’s stock on the date of grant] per share (the “Option Price”) all or any part of [Number of shares] fully paid and non-assessable shares (the “Shares”) of the common stock, par value $.10 per share, of The Cooper Companies, Inc. (the “Company”), upon and subject to the following terms and conditions:

Unless otherwise indicated herein to the contrary, capitalized terms used in this Option Certificate shall have the same meanings as set forth in the Plan.

1. Expiration. The Option shall expire on [tenth anniversary of date of grant] (the “Expiration Date”).

2. Non-Transferable. The Option may be exercised or surrendered during the Holder’s lifetime only by the Holder. This Option shall be non-transferable and non-assignable by the Holder other than by will or the laws of descent and distribution.

3. Vesting. The Option vests in equal portions on the earlier of: (i) each of the first four anniversaries of the date of grant, or (ii) the date when Average Closing Price reaches specified target amounts as follows:

(a)	one-fourth shall vest on the earlier of [first anniversary of the date of grant] or the date when the Average Closing Price of the Company’s stock achieves $[fair market value which is 12% higher than option price];

(b)	one-fourth shall vest on the earlier of [second anniversary of the date of grant] or the date when the Average Closing Price of the Company’s stock achieves $[fair market value which is 20% higher than option price];

(c)	one-fourth shall vest on the earlier of [third anniversary of the date of grant] or the date when the Average Closing Price of the Company’s stock achieves $[fair market value which is 30% higher than option price];

(d)	one-fourth shall vest on the earlier of [fourth anniversary of the date of grant] or the date when the Average Closing Price of the Company’s stock achieves $[fair market value which is 40% higher than option price].

Additionally, the options shall only vest if the Holder is employed by or a consultant of the Company when the specified target criteria have been met. The Holder shall forfeit the unvested portion of the Option and such option shall terminate and be cancelled at the time the Holder ceases to be an employee of or consultant to the Company, any Subsidiary or any Affiliate, in accordance with Section 8 of this Agreement.

For purposes of this Section 3, Average Closing Price shall mean the average of the closing prices of a share of common stock of the Company on the New York Stock Exchange (composite quotations, rounded to the nearest whole cent) for the days on which the common stock is so traded, during any 30 consecutive calendar day period commencing on the date the stock target is first achieved.

4. Exercise. The Option shall be exercised by the delivery, not less than one business day prior to the intended date of exercise, of a written notice of exercise in the form attached as Exhibit A hereto duly signed by the Holder, to the Company on any business day, at the Company’s principal office.

The Committee may condition the exercise of the Option or the issuance or delivery of the Shares upon the listing, registration or qualification of the Shares upon a securities exchange or under applicable securities laws. All certificates for Shares delivered under the Option shall be subject to such stock transfer order and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable Federal or state securities law. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

5. Payment. Payment for the Shares purchased pursuant to the exercise of the Option shall be made in full at the time of the exercise of the Option by (i) cash, check, or wire transfer, (ii) note or such other instrument as the Committee may accept, or (iii) through a broker initiated cash-less exercise. The Company shall not make loans to any option holder for payment of the purchase price of stock options.

6. Delivery of Shares and Remaining Option. Promptly after the Holder exercises the Option and makes full payment of the Option Price with respect to the Shares purchased pursuant to such exercise, the Company shall cause to be issued to the Holder or such other person as he/she may elect, the Shares purchased pursuant to the exercise of the Option. Unless the Holder requests in writing for a certificate to be issued, the Shares issuable upon exercise of the Option shall be held in book form or in a brokerage account designated by the Committee.

7. Income Tax. No later than the date as of which an amount first becomes includible in the gross income of the Holder for income tax purposes with respect to the Option, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any income tax required by law to be withheld with respect to such amount. The obligations of the Company under the Option shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder.

Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, except Restricted Stock, including Stock that is part of the Shares giving rise to the withholding requirement unless such Shares are also Restricted Stock by reason of the Option exercise price having been paid by delivery of Restricted Stock. The obligations of the Company under the Option shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder.

8. Termination of Employment. If the Holder ceases to be an employee of or consultant to the Company or any Subsidiary or Affiliate, then the vested portion of the Option may be exercised by the Holder (or the Holder’s representative in the case of death) as described in this Section 8. Any portion of the Option which is not exercised within the following time periods shall be forfeited and shall terminate:

(a) If the Holder’s employment or consultancy is terminated involuntarily without Cause, the Holder may exercise any unexercised vested portion of the Option at any time prior to the earlier of the Option Expiration Date, or the date that is three months after the Holder’s involuntary termination without

Cause;

(b) If the Holder’s employment or consultancy terminates due to Retirement or Disability, the Holder may exercise any unexercised vested portion of the Option at any time prior to the earlier of the Option Expiration Date or the date that is three years after the applicable Holder’s Normal or Early Retirement or termination of employment due to Disability, as the case may be; provided, however, that if during such period the Holder, owns more than 5% of the shares of outstanding common stock of a competitor of the Company or provides services to such competitor, whether directly or indirectly as an employee, contractor, consultant, director, partner, member, or otherwise, then the unexercised portion of the Option shall be forfeited and shall terminate and no longer be exercisable. For this purpose, a “competitor” of the Company shall mean any entity, trade or business which provides similar products or services as those provided by the Company and in the same markets as those provided by the Company at the time of the Holder’s termination and/or in which the Company had plans to provide products or services at the time of Holder’s termination. In the event that the Holder dies during the period in which the unexercised portion of the Option remains exercisable under this paragraph (b), the representatives of the estate or the heirs of the deceased Holder, as the case may be, may exercise the unexercised portion of the Option for a period of twelve months from the date of death or until the Option Expiration Date, whichever period is shorter;

(c) If the Holder’s employment or consultancy terminates due to death, the representative of the estate or the heirs of the deceased Holder, as the case may be, may exercise the unexercised vested portion of the Option at anytime prior to the earlier of the Option Expiration Date or within twelve months following the Holder’s death;

(d) If the Holder’s employment or consultancy is terminated with Cause or is voluntarily terminated by the Holder, then the unexercised portion of the Option shall be forfeited and shall terminate immediately and no longer be exercisable.

9. Merger, Reorganization, Etc. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other such change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the number of Shares and the Option Price, as may be determined to be appropriate by the Committee, in its sole discretion; provided that the number of Shares shall always be a whole number.

10. Miscellaneous. Nothing contained herein shall be construed to confer upon the Holder any right to be continued as an employee of or consultant to the Company or interfere with any right of the Company or its Subsidiaries or Affiliates to retire, request the resignation of or discharge the Holder at any time, with or without Cause.

The grant of an Option under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of options or benefits in lieu of options in the future. Future grants of options, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the number of stock options, vesting provisions, and the exercise price.

The Board, with the consent of the Holder, may amend at any time or from time to time, the terms and conditions of the Option.

Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, addressed as follows: to the Company or an officer of the Company or the Committee or any member thereof, at the Company’s offices at 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588, or at such other address as the Company, or any other such person, by notice to the Holder, may designate in writing from time to time; to the Holder at the address shown below the Holder’s signature on this Option Certificate, or at such other address as the Holder, by notice to the Company, may designate in writing from time to time. Notices shall be effective upon receipt.

The Holder shall not be deemed to be the holder of, or to have any of the rights of a stockholder with respect to, any Shares unless and until the Option shall have been exercised pursuant to the terms hereof, and full payment has been made with respect to such Shares. Thereupon, the Holder shall have full voting, dividend and other ownership rights with respect to such Shares.

The Holder acknowledges and consents to the collection, use, processing and transfer of personal data as described in this paragraph. The Company, and any Subsidiary or any Affiliate, may hold certain personal information regarding Holder, including Holder’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, any shares of stock awarded, cancelled, purchased, vested, unvested or outstanding in Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Company, and any Subsidiary or any Affiliate, will transfer Data to any third parties assisting the Company, Subsidiary or Affiliate in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere, such as the United States. Holder authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing Holder’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of shares of stock on Holder’s behalf to a broker or other third party with whom Holder may elect to deposit any shares of stock acquired pursuant to the Plan. Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company and its Subsidiaries or Affiliates; however, withdrawing the consent may affect Holder’s ability to participate in the Plan.

The Option and this Option Certificate are issued pursuant to, and are subject to all of the terms and conditions of, the Plan, the terms, conditions and definitions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Holder hereby acknowledges by signing below. A determination by the Committee as to any questions which may arise with respect to the interpretation of the provisions of the Option or of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable.

[SIGNATURE PAGE FOLLOWS]

WITNESS the signatures of the Company’s duly authorized officers and the Holder.

Dated: November , 20	THE COOPER COMPANIES, INC.

By:
Carol R. Kaufman
Sr. Vice President of Legal Affairs,
Secretary and Chief Administrative Officer

ATTEST:

By:
Daniel G. McBride
Vice President and General Counsel

ACCEPTED:

By:
[name]
[Address 1]
[Address 2]

EXHIBIT A

THE COOPER COMPANIES, INC.

NON-QUALIFIED OPTION CERTIFICATE

NOTICE OF ELECTION TO EXERCISE OPTION

[To be delivered not less than one business day prior to the intended time of exercise]

To:	The Cooper Companies, Inc.
6140 Stoneridge Mall Road, Suite 590
Pleasanton, CA 94588

From:	[Name]

I hereby elect to exercise an option to purchase at the price of $[option price] per share,             shares of the Company’s common stock pursuant to the terms of an Option granted [date of grant], covering [number of shares] shares which was granted to me under the 2007 Long Term Incentive Plan.

Dated:                     ,             .

(Signature)